EXHIBIT 12(A)



            [Letterhead of Teachers Insurance and Annuity Association
                              and Charles H. Stamm]


                                                April 11, 1997


The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

Ladies and Gentlemen:

                      This opinion is furnished in connection with the filing by TIAA Separate Account VA-1 (the "Separate Account") of Post- Effective Amendment No. 3 to the Registration Statement (File Nos. 33-79124 and 811-8520) of Form N-3 under the Securities Act of 1933 for certain individual variable annuity contracts (the "Contracts") offered and funded by the Separate Account. The Registration Statement covers an indefinite amount of securities in the form of interests in the Contracts.


                      I have examined the Charter, Bylaws and other corporate records of Teachers Insurance and Annuity Association of America ("TIAA"), the Rules and Regulations and other organizational records of the Separate Account, and the relevant statutes and regulations of the State of New York. On the basis of such examination, it is my opinion that:

                  1.    TIAA  is  a  nonprofit  life   insurance   company  duly
                        organized and validly existing under the laws of the State of New York.

                  2. The Separate Account is a "separate account" of TIAA within the meaning of Section 4240 of the New York Insurance Law, duly established by a resolution of TIAA's Board of Trustees and validly existing under the laws of the State of New York.

                  3. To the extent New York State law governs, the Contracts have been duly authorized by TIAA and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of TIAA enforceable in accordance with their terms.

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                      I hereby  consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                                     Sincerely,



                                                     /s/ Charles H. Stamm
                                                     --------------------------
                                                     Executive Vice President
                                                     and General Counsel